UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

VMware, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2010. At the Annual Meeting, the Company’s three Class III, Group I directors were each elected to serve a three-year term. Additionally, the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 was ratified.

The holders of Class A common stock were entitled to one vote per share with respect to the ratification of the selection of the Company’s independent auditors and the holder of Class B common stock was entitled to ten votes per share with respect to the election of the Class III, Group I directors and the ratification of the selection of the Company’s independent auditors. Only the holder Class B common stock was entitled to vote in the election of the Class III, Group I directors.

The results of the voting for each of the above proposals follows:

1. Election of Class III Group I Directors:

	Class	For	Against	Abstain	Broker Non-Votes
David I. Goulden	Class B	3,000,000,000	0	0	0
Paul A. Maritz	Class B	3,000,000,000	0	0	0
David N. Strohm	Class B	3,000,000,000	0	0	0

2. Ratification of the selection of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2010:

Class	For	Against	Abstain	Broker Non-Votes
Class A	90,413,470	262,554	31,248	0
Class B	3,000,000,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010

VMWARE, INC.

By:	/S/ S. DAWN SMITH
S. Dawn Smith
Senior Vice President, General Counsel and Secretary